UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2010

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)

(408) 462-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment”) amends the Form 8-K originally filed by Rambus Inc. (the “Company”) with the Securities and Exchange Commission on December 6, 2010 (the “Original Filing”) announcing the issuance of a press release that the Company had renewed its patent license agreement with Elpida Memory, Inc., and a separate press release updating the Company’s revenue guidance for the three months ending December 31, 2010.  The foregoing events were reported under Item 8.01 in the Original Filing.  This Amendment includes additional information relating to the term of the patent license agreement with Elpida Memory, Inc. as set forth under Item 8.01 of this Amendment.  Except as set forth in this Amendment, all other information in the Original Filing and any Exhibits thereto remain in effect and unchanged.

Item 8.01 — Other Events.

On December 6, 2010, Rambus Inc. issued a press release that it had renewed its patent license agreement with Elpida Memory, Inc.  The effective date of the agreement is January 1, 2010 and the expiration date of the term license is January 1, 2015.

The information in this current report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer